UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

Determine, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
1.	Title of each class of securities to which transaction applies:
2.	Aggregate number of securities to which transaction applies:
3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4.	Proposed maximum aggregate value of transaction:
5.	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount previously paid:
2.	Form, Schedule or Registration Statement No.:
3.	Filing Party:
4.	Date Filed:

DETERMINE, INC.

5614 Connecticut Ave NW, Suite 257

Washington, DC 20015

(202) 341-4245

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN

May 2, 2019

TO THE STOCKHOLDERS OF DETERMINE, INC.

This Notice and the accompanying information statement (the “Information Statement”) are being distributed to the stockholders of Determine, Inc. (the “Company”) to advise them of the receipt by the Company of a written consent in lieu of a meeting of stockholders of the Company (the “Written Consent”), dated April 17, 2019, from holders of approximately 53% of the voting power of the shares of common stock of the Company outstanding and entitled to vote as of such date approving the voluntary dissolution and liquidation of the Company pursuant to the Plan of Liquidation and Distribution of the Company, in substantially the form attached to the Information Statement (the “Plan of Liquidation”). Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, stockholder approval of the Plan of Liquidation will not become effective until at least twenty (20) calendar days after the mailing of this Notice and the accompanying Information Statement to stockholders of the Company.

Sincerely,

/s/ John Nolan
John Nolan
President

This Notice and the Information Statement are first being mailed to stockholders on or about May 2, 2019.

DETERMINE, INC.

5614 Connecticut Ave NW, Suite 257

Washington, DC 20015

(202) 341-4245

INFORMATION STATEMENT

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE BOARD OF DIRECTORS OF DETERMINE, INC. (THE “COMPANY” “DETERMINE” “WE” “US” OR “OUR”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

BY WRITTEN CONSENT IN LIEU OF A MEETING OF STOCKHOLDERS, STOCKHOLDERS OWNING APPROXIMATELY 53% OF THE VOTING POWER OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE APPROVED THE DISSOLUTION AND LIQUIDATION OF THE COMPANY PURSUANT TO A PLAN OF LIQUIDATION AND DISTRIBUTION. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

OVERVIEW OF DISSOLUTION AND LIQUIDATION OF THE COMPANY

On April 10, 2019, the transactions contemplated by that certain Asset Purchase Agreement, dated as of February 10, 2010, by and among Corcentric, Inc., a Delaware corporation (“Corcentric”), Corcentric Acquisition, LLC, a Delaware limited liability company, and the Company (the “Asset Sale”) closed. Upon such closing, the Company disposed of substantially all of its assets.

The board of directors of the Company (the “Board”) met on April 15, 2019 to, among other matters, consider alternatives regarding the use of any remaining proceeds from the Asset Sale and the future of the Company, to maximize value to the Company’s stockholders following such disposition. At the meeting, the Board discussed such alternatives and considered the future operations of the Company.

After consideration of the alternatives and the materials presented to the Board, on April 15, 2019, the Board, including all of the independent directors thereof, (1) approved and authorized the filing of an Amendment to the Certificate of Incorporation of the Company, in substantially the form attached to this Information Statement as Exhibit A (the “Amendment”), the effect of which was to remove the prohibition on the stockholders of Determine to act by written consent, which Amendment the stockholders of the Company had previously, at a meeting of the stockholders held on April 10, 2019, approved and provided the Board the authority (but not the obligation) to file with the Secretary of State of the State of Delaware, and (2) authorized the dissolution, winding up, and liquidation of the Company pursuant to a Plan of Liquidation and Distribution, in substantially the form attached to this Information Statement as Exhibit B (the “Plan of Liquidation”), subject to approval by the stockholders of the Company. At the same meeting, the Board also approved the Company’s voluntary withdrawal of the common stock of Determine from trade on the OTC markets, as well as the deregistration of its securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

On April 17, 2019, stockholders holding approximately 53% of the voting power of the outstanding common stock of the Company, as of such date, delivered a written consent in lieu of a meeting of the stockholders of the Company (the “Written Consent”) to the Company in accordance with the Company’s current Certificate of Incorporation, as amended (the “Certificate of Incorporation”). Each stockholder requested to approve related corporate actions by written majority stockholder consent, primarily in order to facilitate the expedited approval of the corporate actions, and no solicitation was made by the Company for their consent.  The Written Consent approved the dissolution and liquidation of the Company pursuant to the Plan of Liquidation. Pursuant to Rule 14c-2 under Exchange Act, the approval of the Plan of Liquidation will not become effective until at least twenty (20) calendar days after the mailing of this Information Statement to stockholders of the Company. This Information Statement is being mailed on or about May 2, 2019 and, therefore, effectiveness of the Written Consent is expected on or about May 22, 2019.

Promptly following the effectiveness of the Written Consent, we will file a Certificate of Dissolution (the “Certificate of Dissolution”) with the Secretary of State of the State of Delaware dissolving the Company. Pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), the Company will continue to exist for three (3) years after its dissolution or for such longer period as the Delaware Court of Chancery shall direct, or as may be required to resolve any pending litigation matters, for the purpose of prosecuting and defending suits against us and enabling us gradually to close our business, to dispose of our property, to discharge our liabilities and to distribute to our stockholders any remaining assets. During such period, the Company cannot continue the business for which it was organized.

Summary of Plan of Liquidation

Upon filing of the Certificate of Dissolution, the Plan of Liquidation provides that the Company will cease further business activities except to the extent and for the period described above. The Plan of Liquidation provides that, among other actions, the following steps will be taken by the Company, subject to the sufficiency of the assets:

●	pay or make reasonable provision to pay all claims and obligations known to the Company;
●

make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party;

●

make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company, are likely to arise or to become known to the Company within ten (10) years after the date of dissolution;

●	make a distribution of its remaining assets to the Company’s existing creditors;
●

distribute all remaining assets, except such cash, property or assets as are required for paying or making reasonable provision for the claims and obligations of the Company, to its security holders in accordance with the Certificate of Incorporation; and

●	take any and all other actions deemed necessary or appropriate by the Board or officers of the Company to carry out the provisions of the Plan of Liquidation.

The timing of certain distributions shall be subject to the timing of release of amounts subject to escrow under the Asset Purchase Agreement referenced herein. The Board may, to the full extent permitted by law, modify, amend or abandon the Plan of Liquidation without any further stockholder approval.

Liquidating Distributions

It is our current intention to make liquidating distributions to our stockholders as permitted by the DGCL following the effective date of the filing of the Certificate of Dissolution. The DGCL requires that prior to making any liquidating distribution, we pay or provide for payment of all of our liabilities and obligations, including contingent liabilities. Uncertainties about the amount of liabilities make it impossible to predict precisely the aggregate amount that will ultimately be available for distribution, if any. We will continue to incur claims, liabilities and expenses (including operating costs, salaries, income taxes, payroll and local taxes, legal and accounting fees and miscellaneous office expenses) pursuant to the Plan of Liquidation, which will reduce the amount of cash and assets available for ultimate distribution to our stockholders. Although the Board has not established a firm timetable for liquidating distributions, subject to contingencies inherit in winding up our business, adequate reserves and the requirements of the DGCL, we expect to make an initial distribution as promptly as reasonably possible following the effective date of the Plan of Liquidation and a subsequent distribution to occur as promptly as reasonably possible following the one year anniversary of the closing of the Asset Sale and release of any escrow proceeds thereafter in April 2020.

Under the DGCL, in the event we fail to create an adequate reserve for payment of our expenses and liabilities, or should such reserve and the assets held by any liquidating trust or trusts be exceeded by the amount ultimately found payable in respect of expenses and liabilities, each stockholder could be held liable for the repayment to creditors of the Company, out of amounts theretofore received by such stockholder from us or from any liquidating trust or trusts, of such stockholder’s pro rata share of such excess.

No Appraisal or Dissenters’ Rights

No appraisal or dissenters’ rights are available to our stockholders under the DGCL, the Certificate of Incorporation or the current bylaws of the Company in connection with the transactions contemplated by the Plan of Liquidation.

Reporting Requirements

We currently have an obligation to comply with the applicable reporting requirements of the Exchange Act. However, we currently intend to file a Form 15 to suspend our reporting requirements under the Exchange Act before the end of May 2019. Until such time, we will continue to bear the expense of complying with all applicable reporting requirements under the Exchange Act. The costs of compliance with such reporting requirements will reduce the amount which otherwise could be distributed to our stockholders. Thereafter we will be subject to limited reporting requirements for an additional 90-day period, though we do not expect any material costs associated with compliance during this period.

Authority of Officers and Directors

The Board may appoint officers, hire employees and retain independent contractors and agents in connection with the winding up process, and is authorized to pay compensation to or otherwise compensate the remaining directors, officers, employees, independent contractors and agents, as applicable, in order to successfully implement the Plan of Liquidation. Stockholder approval of the Plan of Liquidation pursuant to the Written Consent would constitute approval by stockholders of any such compensation.

Upon effectiveness of stockholder approval of the Plan of Liquidation and without further stockholder action, our officers are authorized to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of every kind and character that the Board or any such officer deems necessary, appropriate or advisable (1) to dissolve the Company in accordance with the DGCL and to cause its withdrawal from all jurisdictions in which it is authorized to do business, (2) to sell, dispose, convey, transfer and deliver the assets of the Company, (3) to satisfy or provide for the satisfaction of the Company’s obligations and (4) to distribute all remaining funds of the Company to the stockholders of the Company in accordance with the Certificate of Incorporation.

Professional Fees and Expenses

It is specifically contemplated that we will obtain legal, tax and accounting advice and guidance from one or more law and accounting firms and tax advisors in implementing the Plan of Liquidation, and we will pay all fees and expenses reasonably incurred by us in connection with or arising out of the implementation of the Plan of Liquidation, including the prosecution, defense, settlement or other resolution of any claims or suits by or against us, the discharge, filing and disclosure of outstanding obligations, liabilities and claims, filing and resolution of claims with local, county, state and federal tax authorities, and the advancement and reimbursement of any fees and expenses payable by us pursuant to the indemnification obligations and rights set forth in the Certificate of Incorporation, the current bylaws of the Company, the DGCL or otherwise. In connection with and for the purpose of implementing and assuring completion of the Plan of Liquidation, we may, in the absolute discretion of any of our officers, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to us in connection with the collection, sale, exchange or other disposition of our property and assets and the implementation of the Plan of Liquidation.

Indemnification and Insurance

We will continue to indemnify our officers, directors, employees, agents and the liquidating trustee(s), if any, to the maximum extent required by applicable law, the Certificate of Incorporation and the current bylaws of the Company, and any contractual arrangements, for actions taken in connection with the Plan of Liquidation and the winding up of our business and affairs. Our Board is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover such indemnification obligations, including seeking an extension in time and coverage of our insurance policies currently in effect.

Regulatory Approvals

Except for the filing of the Certificate of Dissolution with the Secretary of State of the State of Delaware and compliance with the DGCL, federal and state securities laws and the Internal Revenue Code of 1986, as amended (the “Code”), no U.S. federal or state regulatory requirements must be complied with or approvals obtained in connection with the winding up of the Company.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF OUR DISSOLUTION AND LIQUIDATION

The following is a summary of certain material U.S. federal income tax consequences of the Plan of Liquidation that are generally applicable to our stockholders. This discussion is included for general information purposes only and does not constitute, and is not, a tax opinion or tax advice to any particular stockholder. This summary is based on the provisions of the Code, the U.S. Treasury regulations promulgated thereunder, and reported judicial and administrative rulings and decisions, all as of the date hereof and all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. Any such change could alter or modify the statements and conclusions set forth below. No ruling from the Internal Revenue Service (the “IRS”) and no opinion of counsel will be requested or obtained concerning the U.S. federal income tax consequences of the Plan of Liquidation. The tax consequences set forth in the following discussion are not binding on the IRS or the courts, and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court.

EACH STOCKHOLDER SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISERS TO DETERMINE THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO SUCH STOCKHOLDER AS A RESULT OF THE PLAN OF LIQUIDATION, AND ANY FEDERAL NON-INCOME, STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES RELEVANT TO SUCH STOCKHOLDER AS A RESULT OF THE PLAN OF LIQUIDATION.

The following discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular stockholder in light of such stockholder’s particular circumstances, or who may be subject to special rules under the U.S. federal income tax laws, including holders that are not “United States persons” (as defined in the Code), mutual funds, retirement plans, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, brokers or dealers in securities, traders who mark to market, stockholders who hold their shares as part of a straddle, hedge or conversion transaction, and stockholders that hold shares through a partnership or other pass-through entity. This discussion assumes that stockholders hold their stock as capital assets within the meaning of Section 1221 of the Code and that no such stock was worthless within the meaning of Section 165(g) of the Code prior to adoption of the Plan of Liquidation. In addition, the discussion does not address any aspect of federal non-income, state, local or non-U.S. taxation that may be applicable to a particular stockholder.

U.S. Federal Income Tax Consequences to Stockholders

Amounts received by stockholders pursuant to the dissolution and liquidation will be treated as in full payment in exchange for their shares of our common stock. As a result of our dissolution and liquidation, a stockholder generally will recognize gain or loss equal to the difference between (i) the sum of the amount of cash and the fair market value (at the time of distribution) of any other property distributed, less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) such stockholder’s adjusted tax basis in the shares of our common stock.

If we make more than one liquidating distribution, amounts are applied first to recover stock basis before reporting any gain or loss, calculated on a block-by-block basis. Any loss will generally be recognized only when the final distribution from us has been received and then only if the aggregate value of all liquidating distributions with respect to a share is less than the stockholder’s adjusted tax basis for that share. Gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets, and will be long-term capital gain or loss if the stock has been held for more than one year. The deductibility of capital losses is limited.

Although we currently do not intend to make distributions of property other than cash, in the event of a distribution of property, the stockholder’s tax basis in such property immediately after the distribution will be the fair market value of such property at the time of distribution.

After the close of our taxable year, we intend to provide stockholders and the IRS with a statement of the amount of cash distributed to our stockholders and our best estimate as to the value of any property distributed to them during that year. There is no assurance that the IRS will not challenge our valuation of any property. As a result of such a challenge, the amount of gain or loss recognized by stockholders could change materially. Distributions of property other than cash to stockholders could result in tax liability to any given stockholder exceeding the amount of cash received, requiring the stockholder to meet the tax obligations from other sources or by selling all or a portion of the assets received.

If a stockholder is required to satisfy any liability of ours not fully covered by our reserve, payments by stockholders in satisfaction of such liabilities would generally produce a capital loss in the year paid, which, in the hands of individual stockholders, could not be carried back to prior years to offset capital gains realized from liquidating distributions in those years.

U.S. Federal Income Tax Consequences of Liquidating Trusts

While we currently do not plan to utilize a liquidating trust or trusts, if we did decide to transfer assets to a liquidating trust or trusts, we would intend to structure such trust or trusts so that stockholders will be treated for U.S. federal income tax purposes as having received their pro rata share of any property transferred to the liquidating trust or trusts, reduced by the amount of known liabilities assumed by the liquidating trust or trusts or to which the property transferred is subject. If utilized, we would intend to structure the liquidating trust or trusts so that it or they will not be subject to U.S. federal income tax. After formation of any such liquidating trust or trusts, the stockholders must take into account for U.S. federal income tax purposes their allocable portion of any income, gain or loss recognized by the liquidating trust or trusts, whether or not the liquidating trust makes any actual distributions. As a result of the transfer of property to the liquidating trust or trusts and the ongoing operations of the liquidating trust or trusts, stockholders should be aware that they may be subject to tax, whether or not they have received any actual distributions from the liquidating trust or trusts with which to pay such tax.

The tax consequences of the Plan of Liquidation may vary depending upon the particular circumstances of the stockholder. We recommend that each stockholder consult his, her or its own tax adviser regarding the U.S. federal income tax consequences of the Plan of Liquidation as well as the federal non-income, state, local and non-U.S. tax consequences.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 30, 2019, there were 25,849,610 shares of common stock of the Company outstanding and entitled to vote.

The following table sets forth information regarding the beneficial ownership of common stock of Determine held by the following persons as of April 30, 2019, unless otherwise noted in the footnotes thereto:

•	beneficial owners of more than five percent (5%) of any class of Determine 's voting securities;
•	each person who has been a director or officer of the Company at any time since the beginning of the last fiscal year;
•	each nominee for election as director; and
•	each associate of any of the foregoing persons.

Beneficial ownership and percentage ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following tables does not necessarily reflect the person’s actual voting power at any particular date. To the Company’s knowledge, except as indicated in the footnotes to these tables and pursuant to applicable community property laws, the persons named in the tables have sole voting and investment power with respect to all shares of the Company as beneficially owned by them. The Company has relied upon the contents of statements filed with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13(d) of the Exchange Act.

Unless otherwise indicated, the address of all executive officers and directors is c/o Determine, Inc. 5614 Connecticut Ave NW, Suite 257, Washington, DC 20015.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common stock	Neil S. Subin (1)(2) 3300 S. Dixie Highway, Suite 1-365, West Palm Beach, FL 33405	8,827,582	33.35%
Common stock	Alimco Financial Corporation Alan B. Howe, CEO 3300 S. Dixie Highway, Suite 1-365, West Palm Beach, FL 33405	5,428,457	21.00%
Common stock	Austin W. Marxe and David M. Greenhouse (3) 527 Madison Avenue, Suite 2600, New York, NY, 10022	1,455,220	5.60%
Common stock	G. Nicholas Farwell (4) 1240 Arbor Rd. Menlo Park, Ca. 94025	1,319,420	5.10%
Common stock	Patrick Stakenas	143,785	*	%
Common stock	John Nolan	35,000	*	%
Common stock	Michael J. Casey (5)	85,603	*	%
Common stock	All executive officers and directors as a group (2 persons) (6)	120,603	*	%
*	Less than 1% of the outstanding shares of common stock.

(1)

Neil S. Subin has succeeded to the position of President and Manager of Milfam LLC, which serves as manager, general partner, or investment advisor of a number of entities formerly managed or advised by the late Lloyd I. Miller, III. Mr. Subin also serves as trustee of a number of Miller family trusts.

(2)

Includes 8,827,582 shares beneficially held by Mr. Subin comprised of the following: (a) 408,268 of such beneficially owned Shares are owned of record by LIM III - Trust A-4 (including shares underlying (i) a warrant to purchase 28,779 shares, and (ii) a warrant to purchase 24,700 shares, (b) 408,266 of such beneficially owned shares are owned of record by MBM - Trust A-4 (including shares underlying (i) a warrant to purchase 28,779 shares, (ii) a warrant to purchase 24,701 shares, (c) 411,087 of such beneficially owned shares are owned of record by Trust C (including shares underlying (i) a warrant to purchase 15,988 shares, (ii) a warrant to purchase 13,722 shares, and (iii) a warrant to purchase 79,787 shares), (d) 2,100 of such beneficially owned shares are owned of record by Trust D, (e) 291,138 of such beneficially owned shares are owned of record by Milfam I (including shares underlying a warrant to purchase 79,787 shares), (f) 239,361 of such beneficially owned shares are owned of record by the Trust Account (including shares underlying a warrant to purchase 79,787 shares), (g) 6,816,542 of such beneficially owned shares are owned of record by Milfam II (including shares underlying (i) a warrant to purchase 86,338 shares, (ii) a warrant to purchase 74,102 shares, and (iii) a warrant to purchase 79,787 shares), and (h) 250,820 of such beneficially owned shares are owned by LIM Revocable Trust.

(3)

Consists of (i) 568,074 shares of common stock and 77,583 shares of common stock issuable upon the exercise of warrants exercisable within 60 days of February 15, 2019 held by Special Situations Private Equity Fund, L.P., (ii) 135,160 shares of common stock and 12,498 shares of common stock issuable upon the exercise of warrants exercisable within 60 days of February 15, 2019 held by Special Situations Technology Fund, L.P. (“SSFTech”), and (iii) 751,986 shares of common stock and 69,458 shares of common stock issuable upon the exercise of warrants exercisable within 60 days of February 15, 2019 held by Special Situations Technology Fund II, L.P. (“SSFTechII”). AWM Investment Company, Inc. (“AWM”) is the investment adviser to SSFPE, SSFTech and SSFTechII. Austin W. Marxe, David M. Greenhouse and Adam C. Stettner are the principal owners of AWM. Through their control of AWM, Messrs. Marxe, Greenhouse and Stettner share voting and investment control over the portfolio securities of each of the funds listed above. Warrants described herein may be exercised to the extent that the total number of shares of common stock then beneficially owned does not exceed 4.99% of the outstanding shares. The holder may request an increase of up to 9.99% of the outstanding shares, effective on the 61st day after notice is given to the Company. This information is based on a Schedule 13G/A filed by Mr. Marxe and Mr. Greenhouse on February 13, 2019.

(4)	This information is based on a Schedule 13G filed by Mr. Farwell on January 3, 2018.

(5)	Includes 82,944 shares of common stock held by Mr. Casey, and 2,659 shares of common stock issuable upon the exercise of a warrant exercisable within 60 days of April 30, 2019.

(6)	Includes 117,944 shares of common stock and 2,659 shares of common stock issuable upon exercise of warrants exercisable within 60 days of April 30, 2019.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, that reflect our current views with respect to, among other things, future events and financial performance. Words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements in this Information Statement are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. Our actual results may vary materially from those indicated in these forward-looking statements, including as a result of the factors described under “Risk Factors” in our quarterly and annual reports filed with the SEC, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in the economy generally due to terrorism or natural disasters; the timing of release of amounts subject to escrow under the Asset Purchase Agreement referenced herein and the carrying value of certain assets and liabilities; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); our ability to satisfy our debt obligations and pay dividends to our stockholders; potential wind-down or dispositions of our business; and other considerations that may be disclosed from time to time in our publicly disseminated documents and filings. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Therefore, you should not place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Although we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, or otherwise made available to investors.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

A number of brokers with account holders who are stockholders of the Company will be “householding” this Information Statement. A single Information Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Information Statement, please notify your broker, direct your written request to Determine, Inc., 5614 Connecticut Ave NW, Suite 257, Washington, DC 20015, Attn: Corporate Secretary, or contact the Company’s Corporate Secretary by telephone at (202) 341-4245. We will deliver promptly, upon such request, a separate copy of this Information Statement to Company stockholders of record at a shared address to which a single copy of such document(s) was delivered. Stockholders who currently receive multiple copies of the Information Statement at their address and would like to request “householding” of their communications should contact their broker.

DESCRIPTION OF THE BUSINESS

Prior to the closing of the purchase of substantially all of its assets by Corcentric, the Company was a leading global provider of SaaS Source-to-Pay and Enterprise Contract Lifecycle Management solutions. The Company currently does not have an operating business.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the reporting requirements of the Exchange Act. Accordingly the Company files annual, quarterly and current reports, proxy statements and other information with the SEC. In addition, the Company’s SEC filings also are available to the public at the internet website maintained by the SEC at www.sec.gov. The Company also makes available free of charge through its website its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after it electronically files such reports or amendments with, or furnishes them to, the SEC. The Company’s internet website address is www.determine.com. The information located on, or hyperlinked or otherwise connected to, the Company’s website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings that we make with the SEC.

You may request a copy of any of the documents we file with the SEC at no cost, by writing or telephoning the Company at Determine, Inc., 5614 Connecticut Ave NW, Suite 257, Washington, DC 20015, Attention: Investor Relations, telephone (202) 341-4245.

Exhibit A

AMENDMENT TO THE CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

DETERMINE, INC.,

a Delaware corporation

Determine, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that:

FIRST:       The Corporation was originally incorporated under the name Selectica, Inc. pursuant to a Certificate of Incorporation filed with the Secretary of State of the State of Delaware on November 15, 1999.

SECOND:  Article VIII of the Corporation’s current Certificate of Incorporation, as amended to date (the “Certificate”), is hereby amended and restated in its entirety to read as follows:

“[RESERVED].”

THIRD:     The foregoing amendment to the Certificate has been duly approved by the Board of the Directors of the Corporation in accordance with the provisions of Sections 141 and 242 of the DGCL.

FOURTH: The foregoing amendment to the Certificate has been duly approved by the stockholders in accordance with Sections 211 and 242 of the DGCL.

FIFTH:     The foregoing Certificate of Amendment to the Corporation’s Certificate shall be effective on and as of the date of filing of this Certificate of Amendment with the Secretary of State of the State of Delaware.

[remainder of page intentionally left blank]

In Witness Whereof, this Certificate of Amendment to the Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this 17th day of April, 2019.

DETERMINE, INC.

By:	/s/ John Nolan
Name:	John Nolan
Title:	President

Exhibit B

DETERMINE, INC.

PLAN OF LIQUIDATION AND DISTRIBUTION

DETERMINE, INC.

PLAN OF LIQUIDATION AND DISTRIBUTION

THIS PLAN OF LIQUIDATION AND DISTRIBUTION (this “Plan”) is adopted effective as of                                        , 2019 (the “Effective Date”) by Determine, Inc., a Delaware corporation (the “Company”).

RECITALS

A.     The Company is a Delaware corporation governed by its Certificate of Incorporation (the “Certificate of Incorporation”) and Bylaws (the “Bylaws”).

B.     The Board of Directors of the Company has approved this Plan.

C.     As of the Effective Date, holders of the Company’s capital stock representing the requisite number of shares of the Company’s outstanding capital stock entitled to vote thereon have approved the Plan in accordance with the Certificate of Incorporation and the Delaware General Corporation Law (the “DGCL”).

PLAN

1.    Liquidation. The Company shall be liquidated in accordance with the requirements of the DGCL and this Plan is intended to constitute a plan of distribution under Section 281(b) of the DGCL.

2.     Tax Matters. It is intended that this Plan shall constitute a plan of liquidation and effect a complete liquidation of the Company, in accordance with and for the purposes of Sections 331, 336 and 346(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

3.     Winding Up of Corporate Affairs. As of the Effective Date, the Company shall cease doing business as a going concern and shall continue its activities solely for the purpose of winding up its affairs, paying its debts and distributing its assets in accordance with the DGCL. As soon as practical, the Company shall:

a.     (i) Pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the Company; (ii) make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party; and (iii) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company, are likely to arise or to become known to the Company within ten (10) years after the date of dissolution. If there are sufficient assets, all such claims shall be paid in full and any such provision for payment made shall be made in full. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor;

b.     As soon as practical after making provision for the payment of all current and future obligations and claims against the Company, the Company shall (i) make a distribution of its remaining assets to the Company’s existing creditors, (ii) withdraw from all jurisdictions in which the Company is qualified to do business, (iii) make all appropriate filings with the Internal Revenue Service (including, if applicable, an appropriate statement of corporation dissolution or liquidation on Treasury Form 966, any required Treasury Form 1099-DIV, and Treasury Form 1096 summarizing the information returns filed by the Company during the current tax year of the Company) and (iv) take all other actions deemed necessary or appropriate by the Board of Directors or officers of the Company to carry out the provisions of this Plan.

c.     Distribute all remaining assets, except such cash, property or assets as are required for paying or making reasonable provision for the claims and obligations of the Company, to its stockholders in accordance with the Certificate of Incorporation. All distributions made pursuant to this Plan (if any) shall be made to holders of shares of the Company’s capital stock in accordance with the distribution schedule attached hereto as Schedule A;

d.     File a final Delaware Franchise Tax Return;

e.     File a Certificate of Dissolution in Delaware as set forth in Exhibit A hereto;

f.     Make all appropriate filings with the Internal Revenue Service; and

g.     Take any and all other actions deemed necessary or appropriate by the Board of Directors or officers of the Company to carry out the provisions of this Plan including, but not limited to, establishing a liquidating trust or similar structure.

4.     Officers. The officers of the Company are:

Name	Title

John Nolan	President, Treasurer and Secretary

Such officers, and any successors thereto, are individually authorized, empowered and directed, to take any and all actions deemed necessary or appropriate to carry out the provisions of this Plan.

5.     Foreign Qualification. In connection with the filing of the Certificate of Dissolution, the officers of the Company shall obtain and/ or file with any state in which the Company is authorized to do business, any instrument or certificate as may be required to effect the withdrawal of the authority of the Company to do business as a foreign corporation in such state.

6.     Cancellation of Securities. The Company shall finally close its stock transfer books and discontinue recording transfers of stock on the earliest to occur of (i) the date of filing of the Certificate of Dissolution or (ii) such other date on which the Board, in accordance with applicable law, determines and closes such stock transfer books, and thereafter certificates representing stock will not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law. Upon the complete liquidation of the Company, all outstanding shares of stock of the Company and all other securities directly or indirectly convertible into or exercisable for shares of stock of the Company shall be cancelled and be of no further force and effect. Each holder of a certificate or certificates representing outstanding shares of stock of the Company or other securities directly or indirectly convertible into or exercisable for shares of stock of the Company shall surrender the same to the Company for cancellation.

7.     Absence of Appraisal Rights. Under the DGCL, the Company’s stockholders are not entitled to appraisal rights with respect to any shares of the Company’s stock in connection with the transaction contemplated by the Plan.

8.     Expenses of Dissolution. In connection with, and for the purposes of implementing and assuring completion of, this Plan the Company may, in the absolute discretion of the Board of Directors of the Company, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan.

9.    Indemnification. The Company shall continue to indemnify its officers, directors, employees, agents and trustees in accordance with its Certificate of Incorporation, Bylaws, and contractual arrangements as therein or elsewhere provided, the Company’s existing directors’ and officers’ liability insurance policy and applicable law, and such indemnification shall apply to acts or omissions of such persons in connection with the implementation of this Plan and the winding up of the affairs of the Company. The directors are authorized to obtain and maintain insurance as may be necessary to cover the Company’s indemnification obligations.

10.   Modification or Abandonment of the Plan. Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the stockholders, the Board of Directors of the Company may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the stockholders to the extent permitted by the DGCL.

11.     Board of Directors. The Company’s Board of Directors shall continue to act as the Board of Directors of the Company and shall have the full power to wind up and settle the Company’s affairs.   The Board, without further action by the Company’s stockholders, may do and perform, or cause the officers of the Company, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board, to implement this Plan and the transactions contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

12.    Authorization. The officers of the Company are hereby authorized and directed to take such actions, including, without limitation, executing in the name of the Company such instrument or instruments as may be required to vest title of the Company’s assets in its stockholders and executing, delivering, and/or filing with the appropriate governmental agencies any document or instrument and incurring any expense as may be necessary or appropriate to effectuate this Plan, including, without limitation, any action which may be appropriate or necessary following the filing of the Certificate of Dissolution.

* * *

IN WITNESS WHEREOF, this Plan of Liquidation and Distribution is approved as of the Effective Date.

DETERMINE, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO PLAN OF LIQUIDATION AND DISTRIBUTION]

SCHEDULE A

DISTRIBUTION SCHEDULE

For the first approximately [●] in Distributions (if any), which is calculated based on Net Proceeds:

●	As promptly as reasonably possible following the Effective Date

For the next Distributions (if any):

●

Any fees remaining available from the Escrow Amount – as promptly as reasonably possible following the expiration of the “Survival Period” under APA. Any fees remaining available under the Operating Provisions - as promptly as reasonably possible upon final dissolution of Determine, Inc. as permitted by Delaware law. In either case, any fees remaining are anticipated to be distributed no later than three (3) years from the date of adoption of the Plan.

For purposes hereof, “Escrow Amount” means the $2,000,000 required to be held in escrow as set forth in that certain the Asset Purchase Agreement dated February 10, 2019 (the “APA”) by and among Corcentric , Inc., Corcentric Acquisition, LLC, and Determine, Inc.; “Net Proceeds” means the Purchase Price of $32,000,000 less the Escrow Amount and, less Net Debt (as defined below) and less the Operating Provisions (as defined below); “Operating Provisions” means those provisions set forth under Section 2 of the Plan and any related provisions; “Net Debt” means any cash amount required under a payoff letter to pay off debt at closing under the APA.

EXHIBIT A

CERTIFICATE OF DISSOLUTION
OF
DETERMINE, INC.

(Pursuant to Section 275 of the Delaware General Corporation Law)

Determine, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

1.        The name of the Corporation is Determine, Inc.

2.        The Corporation’s original certificate of incorporation was filed under the name Selectica, Inc. with the Secretary of State of Delaware on November 15, 1999.

3.        The dissolution of the Corporation has been authorized by the board of directors and stockholders of the Corporation in accordance with the provisions of subsections (a) and (b) of Section 275 of the General Corporation Law of the State of Delaware.

4.        The dissolution of the Corporation was duly authorized by the Corporation’s Board of Directors and stockholders on April 15, 2019 and April 17, 2019 respectively.

5.        The following is a list of the names and addresses of the directors of the Corporation:

Name	Address
Michael Casey	5614 Connecticut Ave NW, Suite 257 Washington, DC 20015

6.        The following is a list of the names and addresses of the officers of the Corporation:

Name	Office	Address
John Nolan	President, Treasurer and Secretary	5614 Connecticut Ave NW, Suite 257 Washington, DC 20015

In Witness Whereof, the Corporation has caused this Certificate to be executed this      day of ______, 2019.

By:
Name: John Nolan
Title: President, Treasurer and Secretary